Exhibit 5.1


                                 ROGERS & WELLS LLP
                                 200 Park Avenue, New York, NY 10166
                                 Telephone 212-878-8000 Facsimile 212 878-8375



May 27, 1998


Rouge Industries, Inc.
3001 Miller Road
Dearborn, Michigan 48121

Ladies and Gentlemen:

We have acted as counsel to Rouge Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering an aggregate of 500,000 shares (the "Shares") of class A common stock, $.01 par value per share (the "Common Stock"), of the Company reserved for issuance (i) as matching contributions to participants in the Rouge Steel Company Savings Plan for Salaried Employees and the Rouge Steel Company Tax-Efficient Savings Plan for Hourly Employees (collectively, the "Plans") or (ii) to participants who choose to have their contributions to the Plans invested in Common Stock.

In rendering this opinion, we have examined the Registration Statement in the form to be filed with the Commission on or about the date hereof, records of applicable corporate proceedings of the Company and such other documents as we have deemed necessary as a basis for this opinion.

Based upon the foregoing, and such examination of law as we have deemed necessary, we are of the opinion that, upon the issuance of the Shares
(i) as matching contributions to participants in the Plans or (ii) to participants in the Plans who choose to have their contributions to the Plans invested in Common Stock and the delivery by the Company of such Shares, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Commission thereunder.

Very truly yours,


/s/ ROGERS & WELLS LLP

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